UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2015

3D SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34220	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle Rock Hill, South Carolina	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 16, 2015, the Board of Directors (the “Board”) of 3D Systems Corporation (the “Company”) adopted an amendment and restatement of the Company’s By-Laws (as so amended, the “Amended Bylaws”) effective February 16, 2015, to, among other things:

•
change the advance notice deadline for stockholder nominations and proposals of other business at the Company’s annual meeting of stockholders by requiring notice to be received no earlier than the 120th day and no later than the 90th day prior to the first anniversary of the date of the prior year’s annual meeting, subject to certain exceptions if the annual meeting is more than 30 days before or more than 60 days after the first anniversary of the prior year’s annual meeting (Section 2.13),

•
expand disclosure requirements for the nomination of directors and presentation of other proposals by stockholders at meetings of stockholders, including disclosure of derivative and short positions, certain interests and relationships in the Company or competitors, and updated disclosures at the record date and ten days prior to the meeting and the submission of a written questionnaire and agreement with respect to, among other things, the background and qualifications of any director nominees (Section 2.13),

•
establish procedures governing stockholder action by written consent, including by providing that action by written consent of the stockholders shall be delayed until independent inspectors of election, to be appointed by the Company, have certified that the consents were properly delivered and represent at least the minimum number of votes that would be necessary to take the corporate action (Section 2.12),

•
provide that, when a quorum is present at any meeting, the vote of the holders of a majority of the voting stock present in person or represented by proxy at the meeting and entitled to vote shall decide any questions brought before such meeting, except as otherwise provided by the Company’s Certificate of Incorporation, the By-Laws or Delaware law (Section 2.08),

•	clarify the powers of the presiding officer to recess and adjourn meetings of stockholders (Section 2.11),

•	allow the Board to hold virtual meetings of stockholders (Section 2.01),

•
establish the required vote of the Board to take certain actions with respect to, among other things, calling a special meeting of stockholders, fixing the number of directors, or amending the By-Laws (Sections 2.04, 3.01, and 9.02),

•	establish procedures for fixing record dates (Section 6.06),

•	require mandatory indemnification of directors and officers in certain matters consistent with the Company’s Certificate of Incorporation (Article 8), and

•	make various technical, conforming, or ministerial changes.

The foregoing description of the Amended By-Laws does not purport to be complete and is qualified in its entirety by reference to the Amended By-Laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

3.1      Amended and Restated Bylaws of 3D Systems Corporation (as adopted February 16, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: February 17, 2015
By: /s/ Andrew M. Johnson
(Signature)

	Name:	Andrew M. Johnson
	Title:	Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Amended and Restated Bylaws of 3D Systems Corporation (as adopted February 16, 2015).